EXHIBIT 99.1



CONTACT:  STEVE GARDNER
              PUBLIC RELATIONS MANAGER
              717-909-2603

                 WAYPOINT FINANCIAL ACQUIRES E3 CONSULTING, INC.

     Harrisburg, PA (April 1, 2003) - Waypoint Financial Corp. (Nasdaq: WYPT),
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     the parent company of Waypoint Bank, today announced that it has completed the acquisition of e3 Consulting, Inc.

     Privately-held e3 Consulting, Inc. is based in Mechanicsburg, Pennsylvania and develops custom-tailored executive and employee benefit programs and qualified retirement plans for businesses throughout the Mid-Atlantic region. Following the acquisition, e3 Consulting, Inc. will do business as Waypoint Benefits Consulting, part of the Waypoint Insurance Group.

     "This acquisition enhances Waypoint's service capabilities for our business customers through an established and well-respected provider based in our market," said Waypoint Bank President and CEO David E. Zuern. "The addition of in-house benefits consulting is an important component in Waypoint's comprehensive approach to financial services." While terms of the deal were not released, Zuern announced that the acquisition is expected to be immediately accretive to Waypoint's earnings. He added that management and employees of e3 Consulting, Inc. will remain in place following the transaction.

     "We are excited about joining one of the region's most respected financial services organizations," said Lawrence M. Cooney, President of e3 Consulting, Inc. "This agreement allows us to continue providing exceptional consulting services to our customers, while assuring opportunities for future growth with Waypoint."

     The acquisition of e3 Consulting, Inc. represents the latest addition to the Waypoint Insurance Group. Last year, Waypoint acquired expertise in long-term care coverage and expanded its own agency specializing in property/casualty coverages for businesses.

     "We will continue to seek out companies that serve the needs of our customers and recognize the value of associating with a premier financial services organization," Zuern said. "The continued expansion of the Waypoint Insurance Group is an important ingredient in our future growth."

     Waypoint Financial Corp. is a $5.4 billion bank holding company for Waypoint Bank, which is headquartered in Harrisburg, Pennsylvania with a network of 60 branches. Waypoint Bank operates 52 branches in Dauphin, York, Lancaster, Cumberland, and Lebanon counties in southcentral Pennsylvania and 8 branches in Baltimore, Harford and Washington counties in northern Maryland. Waypoint provides a full range of financial services including banking for retail, commercial, and small business customers, mortgages, trust and investment, brokerage, and insurance services to over 120,000 households and businesses.

Statements contained in this news release, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Amounts herein could vary as a result of market and other factors. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Corporation with the Securities and Exchange Commission from time to time. Such forward-looking statements may be identified by the use of such words as "believe", "expect", "anticipate", "should", "planned", "estimated", and "potential". Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, expected or anticipated revenue, results of operations and business of the Corporation that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Corporation's operations, pricing, products and services.

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